CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement Nos. 333-118634 and 811-21625 of Intrepid Capital Fund on Form N-1A of our report dated November 29, 2004 and to the reference to us under the heading “Independent Registered Public Accounting Firm,” appearing in the Statement of Additional Information, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
November 29, 2004